Exhibit 10.1

Universal health services, Inc.

Supplemental Executive Retirement Income Plan

Universal Health Services, Inc.

Supplemental Executive Retirement Income Plan

Table of Contents

Article 1	Definitions1
1.1	Account1
1.2	Administrator1
1.3	Board1
1.4	Change-in-Control1
1.5	Code1
1.6	Disability1
1.7	Effective Date2
1.8	Eligible Employee2
1.9	Employee2
1.10	Employer Discretionary Contribution2
1.11	Employer Supplemental Discretionary Contribution2
1.12	ERIP2
1.13	ERIP Conversion Contribution2
1.14	ERISA2
1.15	Investment Fund2
1.16	Participant2
1.17	Participating Employer2
1.18	Plan Year2
1.19	Retirement2
1.20	Separation from Service3
1.21	Service Recipient3
1.22	Specified Employee3
1.23	Sponsor3
1.24	Trust3
1.25	Trustee3
1.26	Years of Service3
Article 2	Participation4
2.1	Commencement of Participation4
2.2	Loss of Eligible Employee Status4
Article 3	Contributions4
3.1	Employer Discretionary Contribution4
3.2	Employer Supplemental Discretionary Contribution4
3.3	ERIP Conversion Contributions4
3.4	Crediting of Contributions4
Article 4	Vesting4
4.1	Vesting of Employer Discretionary Contributions4
4.2	Vesting of Employer Supplemental Discretionary Contributions5
4.3	Vesting of ERIP Conversion Contributions5
4.4	Vesting due to Certain Events5
4.5	Amounts Not Vested6
4.6	Forfeitures6
Article 5	Accounts6
5.1	Accounts6
5.2	Investments, Gains and Losses6
Article 6	Distributions7
6.1	Distributions upon a Retirement7
6.2	Annual Installments7
6.3	Distributions due to Disability7

6.4	Distributions upon Death7
6.5	Acceleration or Delay in Payments8
6.6	Distributions to Specified Employee8
6.7	Distributions due to Separation other than Retirement8
6.8	Form of Payment8
6.9	Separation from Service for Cause8
6.10	Forfeiture upon Competitive Activity9
Article 7	Beneficiaries9
7.1	Beneficiaries9
7.2	Lost Beneficiary9
Article 8	Funding9
8.1	Prohibition against Funding9
8.2	Deposits in Trust10
Article 9	Claims Administration10
9.1	General10
9.2	Claims Procedure10
9.3	Right of Appeal11
9.4	Review of Appeal11
9.5	Miscellaneous12
Article 10	General Provisions13
10.1	Administrator13
10.2	No Assignment13
10.3	No Employment Rights13
10.4	Incompetence14
10.5	Identity14
10.6	Other Benefits14
10.7	Expenses14
10.8	Insolvency14
10.9	Amendment or Modification14
10.10	Plan Suspension14
10.11	Plan Termination14
10.12	Plan Termination due to a Change-in-Control15
10.13	Construction15
10.14	Governing Law15
10.15	Severability15
10.16	Headings15
10.17	Terms15
10.18	Code Section 409A Fail Safe Provision15
10.19	No Guarantee of Tax Consequences15
10.20	Limitation on Actions.16

Universal Health Services, Inc.

Supplemental Executive Retirement Income Plan

Universal Health Services, Inc. hereby adopts this Supplemental Executive Retirement Income Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees.  The Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended.  The Plan is intended to comply with Internal Revenue Code Section 409A.

Article 1	Definitions

1.1	Account

The bookkeeping account(s) as may be established for each Participant as provided in Section 5.1 hereof.

1.2	Administrator

An individual or a committee of individuals appointed by the Sponsor to act in the capacity of the Administrator pursuant to the terms hereof.

1.3	Board

The Board of Directors of the Sponsor.

1.4	Change-in-Control

Provided that such term shall be interpreted within the meaning of regulations promulgated under Code Section 409A, a “Change-in-Control” shall mean the first to occur of any of the following:

(a)the date that any one person or persons acting as a group acquires ownership of Sponsor stock constituting more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Sponsor;

(b)the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of the Sponsor possessing thirty percent (30%) or more of the total voting power of the stock of the Sponsor;

(c)the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Sponsor that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Sponsor immediately prior to such acquisition; or

(d)the date that a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

1.5	Code

The Internal Revenue Code of 1986, as amended.

1.6	Disability

Provided that such term shall be interpreted within the meaning of regulations promulgated under Code Section 409A, a Participant shall be considered to have incurred a Disability if: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Participating Employer; or (iii) determined to be totally disabled by the Social Security Administration.

1.7	Effective Date

June 1, 2018

1.8	Eligible Employee

An Employee shall be considered an Eligible Employee if such Employee is a member of a “select group of management or highly compensated employees,” within the meaning of Sections 201, 301 and 401 of ERISA, and is designated as an Eligible Employee by the Administrator. The Administrator may at any time, in its sole discretion, change the eligible criteria for an Eligible Employee or determine that one or more Participants will cease to be an Eligible Employee.  The designation of an Employee as an Eligible Employee in any Plan Year shall not confer upon such Employee any right to be designated as an Eligible Employee in any future Plan Year.

1.9	Employee

Any person employed by a Participating Employer.

1.10	Employer Discretionary Contribution

A discretionary contribution made by a Participating Employer that is credited to one or more Participants’ Account(s) in accordance with the terms of Section 3.1.

1.11	Employer Supplemental Discretionary Contribution

A discretionary contribution made by a Participating Employer that is credited to one or more Participants’ Account(s) in accordance with the terms of Section 3.2.

1.12	ERIP

The Universal Health Services, Inc. Executive Retirement Income Plan maintained by the Sponsor.

1.13	ERIP Conversion Contribution

An amount equal to the [present value] of the Participant’s ERIP benefit that is credited to the Account of the Participant in accordance with Section 3.3.

1.14	ERISA

The Employee Retirement Income Security Act of 1974, as amended.

1.15	Investment Fund

Each hypothetical investment which serves as a means to measure any increases or decreases in the value of a Participant’s Account in accordance with Article 5.

1.16	Participant

An Eligible Employee who is a Participant as provided in Article 2.

1.17	Participating Employer

The Sponsor, UHS of Delaware, Inc., any other business organization that succeeds either of the foregoing entities, or any other business entity that adopts the Plan with the consent of the Board.

1.18	Plan Year

For the initial Plan Year, Effective Date through December 31, 2018.  For each Plan Year thereafter, January 1 through December 31.

1.19	Retirement

Retirement (including the terms “Retires” or “Retired”) shall mean, (i) with respect to the portion of a Participant’s Account related to Employer Discretionary Contribution and Employer Supplemental Discretionary Contribution, a Participant’s Separation from Service on, or subsequent to, the Participant attaining age fifty-five (55) with at least five (5) Years of Service, (ii) with respect to the portion of a Participant’s Account related to an ERIP Conversion Contribution, for a Participant designated as a “Group

1 Participant” in the attached Appendix A, such Participant’s Separation from Service on, or subsequent to, the Participant attaining age sixty-two (62), or (iii) with respect to the portion of a Participant’s Account related to an ERIP Conversion Contribution, for a Participant designated as a “Group 2 Participant” in the attached Appendix A, such Participant’s Separation from Service on, or subsequent to, the Participant attaining age sixty-five (65).

1.20	Separation from Service

Provided that such term shall be interpreted within the meaning of regulations promulgated under Code Section 409A, a Participant shall incur a Separation from Service with the Service Recipient due to death, retirement or other termination of employment with the Service Recipient unless the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with the Service Recipient under an applicable statute or by contract.  Upon a sale or other disposition of the assets of the Participating Employer to an unrelated purchaser, the Administrator reserves the right, to the extent permitted by Code Section 409A, to determine whether Participants providing services to the purchaser after and in connection with the purchase transaction have experienced a Separation from Service.

1.21	Service Recipient

Provided that such term shall be interpreted within the meaning of regulations promulgated under Code Section 409A, Service Recipient shall mean the Participating Employer or person for whom the services are performed and with respect to whom the legally binding right to compensation arises, and all persons with whom such person would be considered a single employer under Code Section 414(b) (employees of controlled group of corporations), and all persons with whom such person would be considered a single employer under Code Section 414(c) (employees of partnerships, proprietorships, etc., under common control).

1.22	Specified Employee

Provided that such term shall be interpreted within the meaning of regulations promulgated under Code Section 409A, a “Specified Employee” shall mean a Participant who is considered a “key employee” (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) on the Identification Date (as defined below) and for the period beginning April 1 of the year subsequent to the Identification Date and ending March 31 of the following year.  The Identification Date for the Plan is December 31 of each year.  Notwithstanding anything to the contrary, a Participant is not a Specified Employee unless any stock of the Service Recipient is publicly traded on an established securities market or otherwise.

1.23	Sponsor

Universal Health Services, Inc.

1.24	Trust

The agreement between the Sponsor and the Trustee under which the assets of the Plan are held, administered and managed, which shall conform to the terms of Rev. Proc. 92-64.

1.25	Trustee

Reliance Trust Company or such other successor that shall become trustee pursuant to the terms of the Plan.

1.26	Years of Service

A Participant’s “Years of Service,” as of the applicable determination date, shall be the number of full twelve (12) month periods commencing with the Participant’s date of hire during which the Participant was an Employee.

Article 2	Participation

2.1	Commencement of Participation

Each Eligible Employee shall become a Participant on the date an Employer Discretionary Contribution and/or Employer Supplemental Discretionary Contribution and/or ERIP Conversion Contribution is first credited to his or her Account.

2.2	Loss of Eligible Employee Status

Amounts previously credited to the Account of a Participant who is no longer an Eligible Employee shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article 6; provided that no additional contributions shall be credited to such Account while the Participant is not an Eligible Employee.

Article 3	Contributions

3.1	Employer Discretionary Contribution

A Participating Employer may make a discretionary contribution(s) to one or more Participants’ Accounts in such amount, at such time and in such manner as may be determined by the Participating Employer in its sole discretion. Such Employer Discretionary Contribution will be credited to a Participant’s Account and will be payable in accordance with Article 6.

3.2	Employer Supplemental Discretionary Contribution

A Participating Employer may make a supplemental discretionary contribution(s) to one or more Participants’ Accounts in such amount, at such time and in such manner as may be determined by the Participating Employer in its sole discretion. Such Employer Supplemental Discretionary Contribution will be credited to a Participant’s Account and will be payable in accordance with Article 6.

3.3	ERIP Conversion Contributions

A Participating Employer shall make, as applicable, a one-time ERIP Conversion Contribution to the Account of the Participants who formerly participated in the ERIP and are designated as a “Group 1 Participant” or “Group 2 Participant” (see Appendix A).  The amount of the ERIP Conversion Contribution shall be determined by the Participating Employer in its sole discretion and communicated to the applicable Participants.  Such ERIP Conversion Contribution shall be credited to the applicable Participants’ Accounts and will be payable in accordance with Article 6.

3.4	Crediting of Contributions

(a)Employer Discretionary Contributions, if any, shall be credited to a Participant’s Account, and if applicable, transferred to the Trust at such time as the Participating Employer shall determine.

(b)Employer Supplemental Discretionary Contributions shall be credited to a Participant’s Account, and if applicable, transferred to the Trust at such time as the Participating Employer shall determine.

(c)The ERIP Conversion Contribution shall be credited to a Participant’s Account, and if applicable, transferred to the Trust at such time as the Participating Employer shall determine.

Article 4	Vesting

4.1	Vesting of Employer Discretionary Contributions

Subject to Sections 4.4 and 4.5, a Participant shall have a vested right to the portion of his or her Account attributable to an Employer Discretionary Contribution, adjusted for any earnings or losses thereon, upon the first to occur of (i) the fifth anniversary of the date on which such Employer Discretionary Contribution is credited to his or her Account or (ii) the date on which the Participant attains age sixty-five (65).  Notwithstanding the foregoing, subject to Sections 4.4 and 4.5, a Participant who is a former ERIP participant and is designated as a “Group 1 Participant”, as provided for in Appendix A attached hereto, shall have a vested right to the portion of his or her Account attributable to an Employer Discretionary Contribution, adjusted for any earnings or losses thereon, upon the first to occur of (i) the fifth anniversary of the date on which such Employer Discretionary Contribution is credited to his or her Account or (ii) the date on which the Participant attains age sixty-two (62).

4.2	Vesting of Employer Supplemental Discretionary Contributions

Subject to Sections 4.4 and 4.5, and except as otherwise provided in an award letter or offer letter between a Participant and the Sponsor or any other Participating Employer, a Participant shall have a vested right to the portion of his or her Account attributable to an Employer Supplemental Discretionary Contribution, adjusted for any earnings or losses thereon, upon the first to occur of (i) the fifth anniversary of the date on which such Employer Supplemental Discretionary Contribution is credited to his or her Account or (ii) the date on which the Participant attains age sixty-five (65). Notwithstanding the foregoing, subject to Sections 4.4 and 4.5, a Participant who is a former ERIP participant and is designated as a “Group 1 Participant”, as provided for in Appendix A attached hereto, shall have a vested right to the portion of his or her Account attributable to an Employer Supplemental Discretionary Contribution, adjusted for any earnings or losses thereon, upon the first to occur of (i) the fifth anniversary of the date on which such Employer Supplemental Discretionary Contribution is credited to his or her Account or (ii) the date on which the Participant attains age sixty-two (62).

4.3	Vesting of ERIP Conversion Contributions

A Participant shall have a vested right to the portion of his or her Account attributable to the ERIP Conversion Contribution upon attainment of age sixty-two (62) if the Participant is designated as a “Group 1 Participant” (see Appendix A), or upon attainment of age sixty-five (65) if the Participant is designated as a “Group 2 Participant” (see Appendix A), in either case, provided that such Participant has not incurred a Separation from Service and has not ceased to be an Eligible Employee at any time before the applicable vesting date.  For the avoidance of doubt, if such Participant incurs a Separation from Service for any reason, including death, or such Participant ceases to be an Eligible Employee, in either case, at any time prior to his or her 62nd birthday or 65th birthday, as applicable, then the portion of his or her Account attributable to the ERIP Conversion Contribution shall be forfeited immediately with no compensation or other payment due to such Participant.

4.4	Vesting due to Certain Events

(a)Notwithstanding anything to the contrary contained herein, upon a Participant’s Disability while employed by a Participating Employer, the Participant shall be fully vested in the Employer Discretionary Contributions and/or Employer Supplemental Discretionary Contributions (adjusted for any earnings or losses thereon) credited to his or her Account as of the date of Disability.  This vesting provision is not applicable to any ERIP Conversion Contribution credited to a Participant’s Account.

(b)Notwithstanding anything to the contrary contained herein, upon a Participant’s death while employed by a Participating Employer, the Participant shall be fully vested in the Employer Discretionary Contributions and/or Employer Supplemental Discretionary Contributions (adjusted for any earnings or losses thereon) credited to his or her Account as of the date of death.  This vesting provision is not applicable to any ERIP Conversion Contribution credited to a Participant’s Account.

(c)Notwithstanding anything to the contrary contained herein, upon a Participant’s Retirement, the Participant shall be fully vested in all of the amounts credited to his or her Account as of the date of Retirement; provided that, for purposes of this Section 4.4(c), a Participant designated as a “Group 1 Participant” on Appendix A shall not be vested in any portion of his or her Account attributable to an ERIP Conversion Contribution until such Participant Retires on or after his or her 62nd birthday, and a Participant designated as a “Group 2 Participant” on Appendix A shall not be vested in any portion of his or her Account attributable to an ERIP Conversion Contribution until such Participant Retires on or after his or her 65th birthday.

(d)Notwithstanding anything to the contrary contained herein, upon a Change-in-Control, all Participants shall be fully vested in the Employer Discretionary Contributions and/or Employer Supplemental Discretionary Contributions (adjusted for any earnings or losses thereon) credited to their respective Accounts as of the date of the Change-in-Control.  This vesting provision is not applicable to any ERIP Conversion Contribution credited to a Participant’s Account.

4.5	Amounts Not Vested

Any amounts credited to a Participant’s Account that are not vested at the time of his or her Separation from Service (after giving effect to full vesting upon a Retirement as provided in Section 4.4(c)) shall be forfeited.

4.6	Forfeitures

At the discretion of the Participating Employer, any forfeitures from a Participant’s Account (i) may continue to be held in the Trust, may be separately invested, and may be used to reduce any future Participating Employer contribution(s), or (ii) may be used to pay Plan administrative expense(s) or (iii) may be returned to the Participating Employer as soon as administratively feasible.

Article 5	Accounts

5.1	Accounts

Each Participant’s Account shall be credited with any Employer Discretionary Contribution(s) and/or any Employer Supplemental Discretionary Contribution(s), and an ERIP Conversion Contribution, as applicable.  A Participant’s Account shall be adjusted with the allocable share of any earnings or losses on the aforementioned Employer Discretionary Contribution(s) and/or Employer Supplemental Discretionary Contribution(s) that are deemed invested in one or more Investment Fund(s), as described in Section 5.2.  Each Participant’s Account shall be reduced by any distributions made plus any federal, state and local tax withholdings, and any payroll, social security and other employment withholding taxes as may be required by law.

5.2	Investments, Gains and Losses

(a)A Participant may direct balances within his or her Account associated with Employer Discretionary Contribution(s) and/or Employer Supplemental Discretionary Contribution(s) to be valued as if they were invested in one or more Investment Funds as selected by the Participating Employer in multiples of one percent (1%).  The Sponsor may, from time to time, change the Investment Funds for purposes of the Plan. Participant Account balances associated with an ERIP Conversion Contribution will not be permitted to be hypothetically invested in the Investment Funds.

(b)The Administrator shall adjust the amounts credited to each Participant’s Account to reflect any Employer Discretionary Contributions, Employer Supplemental Discretionary Contributions, ERIP Conversion Contribution, hypothetical investment experience (i.e., earnings and losses), if applicable, distributions and any other appropriate adjustments.  Such adjustments shall be made as frequently as is administratively feasible.

(c)A Participant may change his or her selection of Investment Funds an unlimited number of times each Plan Year with respect to his or her Account by filing a new election in accordance with procedures established by the Administrator.  An election shall be effective as soon as administratively feasible following the date a properly completed change is submitted in accordance with procedures prescribed by the Administrator.

(d)Notwithstanding the Participant’s ability to designate the Investment Fund(s) in which his or her Account shall be deemed invested, the Participating Employer shall have no obligation to actually invest the Participant’s Account in any Investment Funds in accordance with the Participant’s election.  Participants’ Accounts shall merely be bookkeeping entries on the Participating Employer’s books, and no Participant shall obtain any property right or interest in any Investment Fund.

Article 6	Distributions

6.1	Distributions upon a Retirement

(a)Upon a Participant’s Retirement, the balance within a Participant’s Account associated with the Employer Discretionary Contribution(s) and/or the Employer Supplemental Discretionary Contribution(s) shall be distributed in annual installments over a period of ten (10) years following the Participant’s Retirement, with the first such installment to be paid as soon as administratively feasible, but no later than sixty (60) days, following the Participant’s Retirement, and each of the nine subsequent installments to be paid as soon as administratively feasible, but no later than sixty (60) days, following each of the first nine anniversaries of the date of the Participant’s Retirement, in all cases, subject to Section 6.6 (Distributions to Specified Employees).

(b)Upon a Participant’s Retirement, the balance within a Participant’s Account associated with an ERIP Conversion Contribution shall be distributed in monthly installments over a period of five (5) years following the Participant’s Retirement, with the first such installment to be paid on the first day of the month immediately following the Participant’s Retirement, subject to Section 6.6 (Distributions to Specified Employee).

6.2	Annual Installments

(a)The amount of the first annual installment paid pursuant to Section 6.1(a) shall be determined by multiplying the Participant’s applicable Account or sub-account by a fraction, the denominator of which equals the total number of years over which benefits are to be paid, and the numerator of which is one (1).  The amount of each succeeding installment payment shall be determined by multiplying the Participant’s applicable Account or sub-account by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1).

(b)For purposes of the Plan, pursuant to Code Section 409A and regulations thereunder, each payment in a series of installments shall be considered a separate payment.

6.3	Distributions due to Disability

Upon a Participant’s Separation from Service due to Disability that occurs prior to his or her Retirement (or upon a Participant’s Disability that occurs on or after his or her Retirement but before any distributions under Section 6.1 have commenced), all vested amounts credited to his or her Account, other than any amounts related to an ERIP Conversion Contribution, shall be paid to the Participant in a lump sum as soon as administratively feasible, but no later than sixty (60) days, following the date of Disability.  No balance within a Participant’s Account related to an ERIP Conversion Contribution will be distributed upon a Participant’s Disability.

6.4	Distributions upon Death

(a)Upon the death of a Participant that occurs prior to his or her Retirement (or on or after his or her Retirement but before any distributions under Section 6.1 have commenced), all vested amounts credited to his or her Account, other than any amounts related to an ERIP Conversion Contribution, shall be paid, as soon as administratively feasible, but no later than sixty (60) days, following Participant’s date of death, to his or her beneficiary or beneficiaries, as determined under Article 7 hereof, in a lump sum. If a Participant dies after distributions under Section 6.1 have commenced and before such distributions have been fully paid, then the Participant’s beneficiary or beneficiaries will be entitled to receive the unpaid value of the Participant’s Account balance (including any portion attributable to an ERIP Conversion Contribution) in the form of a lump sum payment equal to the then present value of the installment payments that would have otherwise been paid to the Participant.

(b)If a Participant dies prior to his or her 62nd birthday (in the case of a Participant designated as “Group 1 Participant” on Appendix A) or his or her 65th birthday (in the case of a Participant designated as “Group 2 Participant” on Appendix A), all amounts credited to his or her Account that are attributable to an ERIP Conversion Contribution shall be forfeited immediately and none of such amounts shall be paid to his or her beneficiary or beneficiaries. If a Group 1 Participant dies on or after his or her 62nd birthday or a Group 2 Participant dies on or after his or her 65th birthday, and in either case, before such Participant’s Separation from Service, then such Participant’s beneficiary or beneficiaries will be entitled to receive the monthly installments of the ERIP Conversion Contribution credited to such Participant’s Account that would have been payable to his or her beneficiary or beneficiaries if such Participant Retired on the day preceding his or her death, became entitled to receive a 60-month payout under Section 6.1(b), and died immediately before the first payment.

6.5	Acceleration or Delay in Payments

To the extent permitted by Code Section 409A, and notwithstanding any provision of the Plan to the contrary, the Administrator, in its sole discretion, may elect to (i) accelerate the time or form of payment of a benefit owed to a Participant hereunder in accordance with the terms and subject to the conditions of Treasury Regulations Section 1.409A-3(j)(4), or (ii) delay the time of payment of a benefit owed to a Participant hereunder in accordance with the terms and subject to the conditions of Treasury Regulations Section 1.409A-2(b)(7).  By way of example, and at the sole discretion of the Administrator, if a Participant’s entire Account balance is less than the applicable Code Section 402(g) annual limit, the Participating Employer may distribute the Participant’s Account in a lump sum provided that the distribution results in the termination of the Participant’s entire interest in the Plan, subject to the plan aggregation rules of Code Section 409A and regulations thereunder.  By way of example, the Administrator may permit such acceleration of the time or schedule of a payment under the Plan to an individual other than a Participant as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).

6.6	Distributions to Specified Employee

Notwithstanding anything herein to the contrary, if any Participant is a Specified Employee upon a Separation from Service for any reason other than death, distributions to such Participant shall commence no earlier than six months following Separation from Service (or, if earlier, the date of death of the Participant) and no later than seven months following Separation from Service. If distributions are to be made in installments pursuant to the terms of the Plan (such as when distributions are triggered by a Retirement), and such distributions are subject to the six-month delay described in this Section 6.6, then the first installment payable to the Participant shall include the amount of all payments so delayed and the second installment and all subsequent installments will be paid at such time as if no such delay had occurred.

6.7	Distributions due to Separation other than Retirement

Upon a Participant’s Separation from Service for any reason other than Retirement, all vested amounts credited to his or her Account shall be paid to the Participant in a lump-sum, as soon as administratively feasible, but no later than sixty (60) days following Participant’s effective date of Separation from Service, subject to Section 6.6 (Distributions to Specified Employees).

6.8	Form of Payment

All distributions shall be made in the form of cash.

6.9	Separation from Service for Cause

Notwithstanding anything to the contrary contained herein, in the event a Participant has an involuntary Separation from Service for Cause at any time, all amounts (whether or not vested) credited to the Participant’s Account relating to Employer Discretionary Contribution(s), Employer Supplemental Discretionary Contribution(s), ERIP Conversion Contribution, including the Participant’s allocable share of any earnings or losses credited on the foregoing pursuant to Section 5.2, above, shall be forfeited with no compensation or other payment due to the Participant.  For purposes of the Plan, (x) “Cause” shall have the meaning set forth in any employment, severance or other similar agreement between the Participant and the Participating Employer or (y) if such agreement does not define the term “Cause” or no such agreement exists, then “Cause shall mean: (i) engaging in willful or grossly negligent misconduct that is, or would reasonably be expected to be, materially injurious (monetarily or otherwise) to the Participating Employer and/or any of its affiliates, (ii) embezzlement or misappropriation of funds or property of the Participating Employer and/or any of its affiliates, (iii) commission, indictment or conviction of a felony or the entrance of a plea of guilty or nolo contendere to a felony, (iv) commission, indictment or conviction of any crime involving fraud, dishonesty or breach of trust or the entrance of a plea of guilty or nolo contendere to such a crime, (v) failure or refusal by the Participant to devote full business time and attention to the performance of his or her duties and responsibilities if such failure or refusal has not been cured within fifteen (15) days after notice is given to the Participant, (vi) a violation by the Participant of any policy or code of conduct of the Participating Employer and/or any of its affiliates, including, without limitation, any such policy or code of conduct relating to sexual harassment, or (vii) a material breach by the Participant of the terms of any agreement between the Participant and the Participating Employer (or any affiliate thereof), including, without limitation, any employment agreement or any restrictive covenant agreement, if such breach has not been cured within fifteen (15) days after notice is given to the Participant.

6.10	Forfeiture upon Competitive Activity

If a Participant engages in competition with the Sponsor, any other Participating Employer or any of their respective affiliates after reaching the age at which he or she is first eligible for Retirement and before the Participant’s Account balance is fully paid, then the Board, in its sole and absolute discretion, may declare that the Participant’s total interest in the Plan be forfeited and, in such event, no further amounts will be paid under the Plan to or with respect to such Participant.

Article 7	Beneficiaries

7.1	Beneficiaries

Each Participant may from time to time designate one or more persons (who may be any one or more members of such Participant’s family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary or beneficiaries under the Plan.  Such designation shall be made in a form prescribed by the Administrator.  Each Participant may, at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation in a form prescribed by the Administrator.  If no beneficiary   survives the Participant (or is otherwise available to receive payment), or if no beneficiary is validly designated, then the amounts payable under the Plan shall be paid to the Participant’s estate.  If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated in the applicable form.  If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

7.2	Lost Beneficiary

Each Participant and each beneficiary shall have the obligation to keep the Administrator informed of his, her or its current address until such time as all benefits due to him, her or it under the Plan have been paid.  If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid according to Section 7.1 or, if a beneficiary cannot be so located, then such amounts may be forfeited.  Any such presumption of death shall be final, conclusive and binding on all persons and entities.

Article 8	Funding

8.1	Prohibition against Funding

Should any assets be acquired or any investment be made in connection with the liabilities assumed under the Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets or investment nor shall any such acquisition or investment be construed to create a trust of any kind or a fiduciary relationship between the Participating Employer and the Participants, their beneficiaries or any other person.  Any such assets or investment shall be and remain a part of the general, unpledged, unrestricted assets of the Participating Employer, subject to the claims of its general creditors.  It is the express intention of the Sponsor, other Participating Employers and all Participants and beneficiaries that this Plan shall be unfunded for tax purposes and for purposes of Title I of the ERISA.  Each Participant and beneficiary shall be required to look to the provisions of the Plan and to the Participating Employer itself for enforcement of any and all benefits due under the Plan, and to the extent any such person acquires a right to receive payment under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Employer.  The Participating Employer or the Trust shall be designated the owner and beneficiary of any assets acquired or investment made in connection with its obligation under the Plan.

8.2	Deposits in Trust

Notwithstanding Section 8.1 or any other provision of the Plan to the contrary, the Participating Employer may deposit into the Trust any amounts it deems appropriate to pay benefits under the Plan.  The amounts so deposited may include all or any portion of the Employer Discretionary Contribution(s), Employer Supplemental Discretionary Contribution(s), and ERIP Conversion Contribution.

Article 9	Claims Administration

9.1	General

If a Participant, beneficiary or his or her representative is denied all or a portion of an expected Plan benefit for any reason and the Participant, beneficiary or his or her representative desires to dispute the decision of the Administrator, he or she must file a written notification of his or her claim with the Administrator. The Plan Administrator shall ensure that all written claims and appeals for benefits are judged in a manner designed to ensure the independence and impartiality of the persons involved in making the decision.  All notices provided to individuals pursuant to this Article 9 are to be provided in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)).

9.2	Claims Procedure

Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented.  If any Participant or beneficiary claims to be entitled to benefits under the Plan and the Administrator determines that the claim should be denied in whole or in part, the Administrator shall, in writing, notify such claimant within ninety (90) days (forty-five (45) days if the claim is on account of Disability) of receipt of the claim that the claim has been denied.  The Administrator may extend the period of time for making a determination with respect to any claim for a period of up to ninety (90) days (thirty (30) days if claim is on account of Disability), provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial ninety (90) day (or forty-five (45) day) period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.  If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth:

(a)the specific reason or reasons for denial of the claim;

(b)a specific reference to the Plan provisions on which the denial is based;

(c)a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)an explanation of the provisions of this Article;

(e)a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review, and a description of any time limit that applies under the Plan for bringing such an action;

(f)in the event of a claim based on account of Disability, a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (1) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination and (3) a disability determination regarding the claimant presented by the claimant made by the Social Security Administration;

(g)in the event of a claim based on account of Disability and as applicable in the event of an adverse benefit determination either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;

(h)in the event of a claim based on account of Disability, either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and

(i)in the event of a claim based on account of Disability, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits (whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor Regulation Section 2560.503-1(m)(8)).

9.3	Right of Appeal

A claimant who has a claim denied wholly or partially under Section 9.2 may appeal to the Administrator for reconsideration of that claim.  A request for reconsideration under this Section must be filed by written notice within sixty (60) days (one-hundred and eighty (180) days if the claim is on account of Disability) after receipt by the claimant of the notice of denial under Section 9.2.

9.4	Review of Appeal

Upon receipt of an appeal, the Administrator shall promptly take action to give due consideration to the appeal.  Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary.  Prior to and in preparing for this appeal, the claimant shall be given, free of charge, any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination in connection with the claim, or any new or additional rationale, as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, to give the claimant a reasonable opportunity to respond prior to that date. Claimant shall be given the opportunity to submit issues and written comments to the Plan Administrator, as well as to review and receive, without charge, all relevant (as defined in applicable ERISA regulations) documents, records and other information relating to the claim. In considering the review, the Plan Administrator (or reviewer other than the Plan Administrator) shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  A claim on account of Disability will be reviewed by an individual or committee who did not make the initial determination that is subject of the appeal, nor by a subordinate of the individual who made the determination, and the review shall be made without deference to the initial adverse benefit determination. If the initial adverse benefit determination was based in whole or in part on a medical judgment, the Plan Administrator will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Plan Administrator obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Plan Administrator will identify such experts.

After consideration of the merits of the appeal, the Administrator shall issue a written decision, which shall be binding on all parties.  The decision shall specifically state its reasons and pertinent Plan provisions on which it relies.  The Administrator’s decision shall be issued within sixty (60) days (forty-five (45) days if the claim is on account of Disability) after the appeal is filed, except that the Administrator may extend the period of time for making a determination with respect to any claim for a period of up one-hundred and twenty (120) days (ninety (90) days if the claim is on account of Disability), provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial sixty (60) day (or, if the claim is on account of Disability, initial forty-five (45) day) period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.

In the case of an adverse benefit determination with respect to a claim on account of Disability, the Plan Administrator will provide a notification that shall set forth:

(a) the Plan Administrator’s decision;

(b) the specific reasons for the denial;

(c) a reference to the specific provisions of the Plan or insurance contract on which the decision is based;

(d) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits;

(e) a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures;

(f) a statement of the claimant's right to bring a civil action under ERISA Section 502(a) which shall describe any applicable contractual limitations period that applies to the claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim;

(g) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (1) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant; (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (3) a disability determination regarding the claimant presented by the claimant made by the Social Security Administration,

(h) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(i) either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.

9.5	Miscellaneous

Under no circumstances shall any failure by the Administrator to comply with the provisions of this Article 9 be considered to constitute an allowance of the claimant’s claim.  A claimant must follow the claims procedures under this Plan and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits. The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article. Any person so designated shall have the same authority and discretion granted to the Administrator hereunder. In the case of a claim for benefits on account of Disability, if the Plan fails to strictly adhere to all the requirements of this claims procedure with respect to a Disability based claim, the claimant shall be deemed to have exhausted the administrative remedies available under the Plan, and shall be entitled to pursue any available remedies under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim, except where the violation was: (a) de minimis; (b) non-prejudicial; (c) attributable to good cause or matters beyond the Plan’s control; (d) in the context of an ongoing good-faith exchange of information; and (e) not reflective of a pattern or practice of noncompliance.  The claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its basis, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the claimant’s request for immediate review on the basis that the Plan met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.

Article 10	General Provisions

10.1	Administrator

(a)The Administrator is expressly empowered to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Participating Employer it deems necessary to determine whether the Participating Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

(b)The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c)The Administrator shall be indemnified and saved harmless by the Participating Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan, including all expenses reasonably incurred in its defense in the event the Participating Employer fails to provide such defense upon the request of the Administrator.  The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the Participants and their beneficiaries.

(d)The Administrator (or any individual member thereof) may be removed by the Sponsor at any time.  The Administrator (or any individual member thereof) may resign at any time by submitting his or her resignation in writing to the Sponsor.  Notwithstanding the foregoing, any individual who is designated as the Administrator (or as a member thereof) and who is an Employee shall be deemed to have resigned as the Administrator (or as a member thereof) effective upon his or her termination of employment.  A new Administrator (or, if applicable, a new individual member thereof) shall be appointed as soon as possible in the event the Administrator (or any individual member thereof) is removed or resigns from the Administrator position. The Administrator shall serve as the agent for the Participating Employer with respect to the Trust.

10.2	No Assignment

Benefits or payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of the Plan, except to such extent as may be required by law.  If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under the Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of the Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

10.3	No Employment Rights

Participation in the Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Participating Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder.  Each Participant shall remain subject to discharge to the same extent as if the Plan had never been adopted.

10.4	Incompetence

If the Administrator determines that any person to whom a benefit is payable under the Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another person for his or her benefit without responsibility of the Administrator or the Participating Employer to see to the application of such payments.  Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Participating Employer, the Administrator and the Trustee.

10.5	Identity

If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained.  The Administrator shall also be entitled to pay such sum to such court in accordance with the appropriate rules of law.  Any expenses incurred by the Participating Employer, Administrator, and/or Trustee incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

10.6	Other Benefits

The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

10.7	Expenses

All expenses incurred in the administration of the Plan, whether incurred by the Sponsor, any other Participating Employer or the Plan, shall be paid by the Sponsor or such other Participating Employer (as applicable).

10.8	Insolvency

Should a Participating Employer be considered insolvent (as defined by the Trust), the Participating Employer, through its board of directors and/or chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee.  Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Participating Employer or their beneficiaries or estates and shall hold any and all assets attributable to the Participating Employer for the benefit of the general creditors of the Participating Employer.

10.9	Amendment or Modification

The Sponsor may, at any time, in its sole discretion, amend or modify the Plan in whole or in part, except that no such amendment or modification shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that such amendment or modification complies with Code Section 409A and related regulations thereunder.

10.10	Plan Suspension

The Sponsor further reserves the right to suspend the Plan in whole or in part, except that no such suspension shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that the distribution of the vested Participant Accounts shall not be accelerated but shall be paid at such time(s) and in such manner as determined under the terms of the Plan immediately prior to such suspension as if the Plan had not been suspended.

10.11	Plan Termination

The Sponsor further reserves the right to terminate the Plan in whole or in part, in the following manner, except that no such termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that such termination (and the related liquidation of the Plan) complies with Code Section 409A and related regulations thereunder:

(a)The Sponsor, in its sole discretion, may terminate the Plan and distribute all vested Participants’ Accounts no earlier than twelve (12) calendar months after the date of the Plan termination and no later than twenty-four (24) calendar months after the date of the Plan termination, provided however that all other similar arrangements are also terminated by the Sponsor or any other Participating Employer for any affected Participant and no other similar arrangements are adopted by the Sponsor or any other Participating Employer for any affected Participant within a three (3) year period after the date of the Plan termination; or

(b)The Sponsor may decide, in its sole discretion, to terminate the Plan in the event of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court, provided that the Participants’ vested Account balances are distributed to Participants and are included in the Participants’ gross income in the latest of:  (i) the calendar year in which the Plan termination occurs; (ii) the calendar year in which the amounts deferred are no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which payment is administratively practicable.

10.12	Plan Termination due to a Change-in-Control

The Sponsor may decide, in its discretion, to terminate the Plan in the event of a Change-in-Control and distribute all vested Participants’ Account balances no earlier than thirty (30) days prior to the Change-in-Control and no later than twelve (12) months after the effective date of the Change-in-Control, provided however that the Sponsor and the other applicable Participating Employers terminate all other similar arrangements for any affected Participant, provided further that such termination and liquidation of the Plan complies with Code Section 409A and related regulations thereunder.

10.13	Construction

All questions of interpretation, construction or application arising under or concerning the terms of the Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons and entities.

10.14	Governing Law

The Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, Code Section 409A, and any other applicable federal law, provided, however, that, to the extent not preempted by federal law, the Plan shall be governed by, construed and administered under the laws of the Commonwealth of Pennsylvania, other than its laws respecting choice of law.

10.15	Severability

If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not been included therein.  If the inclusion of any Employee (or Employees) as a Participant(s) under the Plan would cause the Plan to fail to comply with the requirements of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, then the Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

10.16	Headings

The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall they affect the Plan or the construction of any provision thereof.

10.17	Terms

Capitalized terms shall have meanings as defined herein.  Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

10.18	Code Section 409A Fail Safe Provision

If any provision of the Plan violates Code Section 409A, the regulations promulgated thereunder, regulatory interpretations, announcements or mandatory judicial precedents construing Code Section 409A (collectively “Applicable Law”), then such provision shall be void and have no effect.  At all times, the Plan shall be interpreted in such manner that it complies with Applicable Law.

10.19	No Guarantee of Tax Consequences

While the Plan is intended to provide tax deferral for Participants, the Plan is not a guarantee that the intended tax deferral will be achieved.  Participants are solely responsible and liable for the satisfaction of all taxes, penalties and interest that may arise in connection with the Plan (including any taxes, penalties or interest arising under Section 409A of the Code).  Neither the Sponsor, any other Participating Employer or any of their respective affiliates, nor any of the directors, officers or employees of any of the foregoing shall have any obligation to indemnify or otherwise hold any Participant harmless from any such taxes, penalties or interest.

10.20	Limitation on Actions.

Any Participant or beneficiary who disagrees with a denial of his, her or its appealed claim under Article 9 of the Plan must file any complaint in the federal District Court located in Philadelphia, Pennsylvania to dispute such determination by no later than the first anniversary of the date on which such claim was denied upon appeal.

IN WITNESS WHEREOF, Universal Health Services, Inc. has caused this instrument to be executed by its duly authorized officer, effective as of this 18th day of July, 2018.

Universal Health Services, Inc.

By: /s/ Steve Filton

Title: Executive Vice President and Chief Financial Officer

Appendix A

List of “Group 1 Participants”

List of “Group 2 Participants”